Exhibit 10.13

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT made as of the 21 July, 2011.

BETWEEN:

SWEBBY INC.

located at Unit 203, 1428 West 6th Avenue, Vancouver, B.C. Canada V6H4H4

(hereinafter called the “Consultant”)

AND:

IMPACT TECHNOLOGIES INC.,

located at 611-1685 H Street, Blaine, Washington USA 98230

(hereinafter called the “Company”)

(the “Parties”)

A.

WHEREAS, pursuant to an asset purchase agreement dated June 27, 2011 by and among the Company, the Consultant, David Duprey, Lennox Ong and Digagogo Ventures Corp. (the “Purchase Agreement”), the Company purchased (the “Purchase”) certain software and other assets (the “Assets”) of Swebby Inc. and the Company requires the services of those knowledgeable about the Swebby business (the “Business”) to ensure continuity of the Business after the Purchase;

B.

AND WHEREAS, the Consultant agrees to provide such software development and customer service and transition services that may be required, including customer retention, knowledge transfer, programming and development of the Assets and other such assistance as the Company may determine (the “Services”);

NOW THEREFORE in consideration of the promises and the covenants and agreements of the Parties hereto as set forth below, the Parties agree as follows:

1.

Engagement.  Subject to the Terms and Conditions of this Agreement:

a)

The Company agrees to engage the Consultant to provide the Services, in exchange for the Service Fees as agreed upon on a per project basis (the “Service Fees”).  Each project shall be specified in a Work Statement (the “Work Statement”) in the form set out in “Schedule A” at the rate set out in Schedule “A” as may be amended from time to time.

b)

The Consultant hereby agrees to provide the Services to the Company, and further agrees that this Agreement shall not be assigned to other parties, except that certain tasks may be sub-contracted to third parties, with the Company’s consent;

c)

The Parties acknowledge that the Consultant is entering into this Agreement as a corporation (the “Corporation”); therefore, the Corporation shall be responsible for all of the obligations contained herein; and

d)

The Parties acknowledge and agree that this Agreement does not create a joint venture, partnership or employment agreement relationship between the Parties.

2.

Services.  During the Term of this Consultant Agreement:

a)

The Consultant shall provide the Services set out in each Work Statement, which shall consisting of a project description that references this Agreement, describes work to be done pursuant to this Agreement, and identifies the Work Product (defined herein) to be produced thereunder, at the specified rate in Schedule A, attached hereto. Each Work Statement shall constitute a separate agreement, which incorporates the terms and provisions of this Agreement  and identifies the objective, milestones, activities, budget, functions, equipment, facilities and other resources to be provided by each Party in order for the tasks specified in such Work Statement to be performed. The initial Work Statement(s) agreed to by the Parties, which involves providing the Services to existing Swebby.com clients, including Conscious Planet, is attached as Appendix A to this Agreement. Any additional Work Statement must refer to this Agreement and shall only become effective when signed by both Parties.

b)

Work Statements, Change Orders (defined herein), and amendments to this Agreement will be effective only if in writing and accompanied by dated signatures of authorized representatives of both Parties.  Unless otherwise indicated, a Change Order or Amendment to this Agreement will be effective on the date signed by both Parties.

c)

Either Party may, from time to time, pursuant to any Work Statement, provide written notice via email, or otherwise, to the other Party proposing changes to the applicable Work Statement (the “Change Order”). Following delivery of a Change Order, the Parties will promptly determine its impact on both Parties’ finances and resources, and which modification(s) to the Change Order are required in order to make the proposed Change Order mutually agreeable. Any Change Order will become contractually binding only when agreed to in writing and signed by authorized representatives of both Parties. The Consultant shall provide all Services as an independent corporation; but its employees and contractors shall act in a faithful, honest, and diligent manner, and comply with all laws, rules and regulations;

d)

The Consultant shall exercise all reasonable care and perform the Services herein with the due care and attention that may be reasonably expected of a consultant having similar skills and knowledge in the same industry.

3.

Work Conditions.

a)

Schedule. The Consultant shall set its own working hours and vacation schedule; however, Consultant shall pre-clear vacation times with the Company in order to coordinate implementation schedules or other key milestones.

b)

Work Tools.  During the Term, the Consultant shall use its own tools and equipment to perform the Services,

c)

Work Place.  During the Term, the Consultant shall work from its own premises to perform the Services; however, the Consultant shall be available on-site at the Company’s office for meetings, training, collaboration and other requirements.

4.

Term. This Agreement shall commence on the Closing Date of the Purchase Agreement (the “Effective Date”), and shall continue in full force and effect, unless otherwise terminated in accordance with other provisions of this Agreement; (the “Term”) for a period of the lesser of:

i)

one year from the Effective Date or

ii)

the completion to the Company’s satisfaction, of all of the mutually agreed Services as set forth in the Work Statements, including any Transition Plan, which shall be negotiated between the Parties, and shall involve the efficient transition of Swebby.com’s pre-paid clients at their existing rates, including but not limited to Conscious Planet. In no event shall Swebby.com’s current clients remain without contracted services as a result of a Termination of this Agreement;

5.

Termination. The Consultant may terminate this Agreement by providing a written Notice of Termination to the Company, for any of the reasons herein or as otherwise agreed to in writing by the Parties.  In the event Consultant terminates this Agreement, the Consultant shall not be entitled to receive any further Service Fees, other than those which have accrued up through the Consultant’s completion of the last task in the Work Schedule, or the last day of otherwise providing Services to the Company.

a)

The Company may terminate this Agreement at any time for any reason, by providing the Consultant thirty (30) days written Notice. Any fees or expenses owed up to the Consultant’s last day of Services with the Company shall be due and payable on that date. This will constitute full and complete satisfaction of the obligations of the Company on termination of this Agreement.

b)

Notwithstanding any other provision of this Agreement, and without restricting the Company’s rights or remedies arising from any breach or non-performance of this Agreement by the Consultant, this Agreement may be terminated at any time by the Company, effective immediately, without prior notice and without payment due to a material breach of this Agreement, which shall include but not be limited to:

i)

Failure to provide the Services set out in Schedule “A” or any revisions thereto;

ii)

Excessive and unreasonable delay in providing Services for any reason, other than agreed vacation or sickness;

iii)

Any other material breach of this Agreement, after having been   given a reasonable opportunity to cure such material breach; or

iv)

Any act or conduct which constitutes just cause for contract termination under the laws of British Columbia or the laws of Canada.

a)

In the event this Agreement is terminated pursuant to Section 5(d), the Consultant shall only be entitled to the payment of its Service Fees accrued up through the date of termination. The Consultant understands and agrees that it shall not be entitled to additional compensation due to termination of the contract by the Company pursuant to Section 5(d) herein.

b)

The Consultant may terminate this Agreement by providing the Company with at least 90 days written notice; however, this Agreement shall continue to remain in full force and effect with respect to any Work Statement already issued hereunder until such Work Statement is itself terminated or performance thereunder is completed.

c)

Notwithstanding any other provision of this Agreement, and without restricting the Consultant’s rights or remedies arising from any breach or non-performance of this Agreement by the Company, this Agreement may be terminated at any time by the Consultant, effective immediately, without prior notice and without any liability for not providing notice, for any of the following reasons, including but not limited to:

i)

dishonesty or gross negligence by Company representatives in the course of its business and financial dealings;

ii)

commission of any illegal act by the Company other than an offense which, in the reasonable opinion of the Consultant, does not affect the reputation of the Consultant as a entity affiliated publicly with the Company;

iii)

any material breach or repeated material breach of the Company’s obligations under this Agreement including any non-payment or late payment of Service Fees, after having been given a reasonable opportunity to cure such material breach;

iv)

any repeated failure to provide the necessary resources (such as adequate budget, infrastructure, management approvals, etc) for the Consultant to be able to complete the Services;

v)

any act or conduct by any representative of the Company, directed towards the Consultant, which is abusive (verbally or physically); or

vi)

any act or conduct that would constitute cause for termination of such an Agreement under the laws of British Columbia or the laws of Canada.

d)

In the event this Agreement is terminated pursuant to Section 5(e), the Consultant shall be entitled to the payment of the Service Fees, have accrued up through the date of Termination, and immediate payment of all outstanding expense claims. The Consultant understands and agrees that it shall not be entitled to any further compensation for termination of the Agreement.

e)

In the event of termination of this Agreement by either Party, the Consultant agrees to forthwith deliver to the Company any property of the Company which may be in the possession or control of the Consultant.

6.

Grant of License to the Consultant:  For the Term and strictly for the purpose of providing Services under this Agreement, the Company hereby grants the Consultant a non-exclusive license (the “First License”) to use the software systems and any related intellectual property of the Company (the “Licensed Property”) and updates thereof, subject to the following:

a)

The Licensed Property is and shall remain the exclusive property of the Company, and/or its related entities.

b)

The Consultant agrees that it will in no way interfere with the copyright ownership or other intellectual property rights of the Company or its Affiliates, licensors, or assignees, whether in the Licensed Property or otherwise.

c)

The rights granted pursuant to the First License do not extend beyond the Term.

d)

The Consultant will not assign, delegate, sub-license, pledge, or otherwise transfer the First License, or any of its rights or obligations under the First License, without the prior written consent of the Company.

e)

The Consultant shall not create any derivative work of the Licensed Property without the prior written consent of the Company. In addition to any other remedies available, any derivative work created without such consent shall be the sole property of the Company and the Consultant will take all reasonable actions requested by the Company to transfer ownership of any such derivative work to the Company and/or to waive any moral rights in or to any such derivative work.

7.

Grant of License to the Company:  For the lesser of the Term or until all of the Swebby.com customers, whose contracts have been purchased by the Company pursuant to the Purchase Agreement (the “Customers”), have transferred from Swebby.com, the Consultant hereby grants the Company a non-exclusive license (the “Second License”). The Second License shall be strictly for the purpose of transitioning the Customers to websites and servers owned by the Company and shall use the URL Swebby.com any related intellectual property of the Consultant (the “URL Assets”) and updates thereof, subject to the following:

a)

The URL Assets shall remain the property of the Consultant.

b)

The Company agrees that it will in no way interfere with the copyright ownership or other intellectual property rights of the Consultant or its Affiliates, licensors, or assignees, whether in the URL Assets or otherwise.

c)

Any rights granted pursuant to the Second License shall extend beyond the lesser of the Term or until all of the Customers have transferred from Swebby.com.

d)

The Company will not assign, delegate, sub-license, pledge, or otherwise transfer the Second License, or any of its rights or obligations under the Second License, without the prior written consent of the Consultant.

8.

Confidentiality.  The Consultant covenants and agrees that prior to and during the Term and for two years following the termination of this Agreement, the Consultant shall receive and maintain all Confidential Information that is disclosed to Consultant in the strictest confidence and shall only disclose such information to third parties if necessary to carry out the Consultant’s duties and the Services hereunder. The Consultant will not duplicate or reproduce the Confidential Information without first obtaining written consent from the Company.

The Consultant shall not be liable for disclosure of any Confidential Information if the Confidential Information:

a)

was in the public domain at the time it was disclosed, or comes into the public domain, without breach of this Agreement;

b)

is disclosed with prior written approval of the other Party;

c)

was independently developed by the Consultant without reference to the disclosing party's Confidential Information;

d)

is disclosed pursuant to order of a court of competent jurisdiction; or

e)

becomes known to the Consultant, on a non-confidential basis, from a source other than the Company, without Consultant breaching this Agreement.

In this Agreement, “Confidential Information” means any information or knowledge including, without limitation, any formula, pattern, design, system, program, device, software, plan, process, know how, research, discovery, strategy, method, idea, client list, marketing strategy,  document, materials, records, copies, adaptations, or compilation of information that (i) relates to the business or affairs of the Company (or any of its parent, subsidiary or affiliated companies), (ii) is private or confidential in that it is not generally known or available to the public, and (iii) gives or would give the Consultant or the  Company (or any of its subsidiary or affiliated companies) an opportunity to obtain an advantage over competitors who do not have knowledge or use of it.

All Confidential Information disclosed hereunder, and all originals, duplicates, reproductions and copies of Confidential Information, except as otherwise provided herein, shall be and remain the property of the Company.  The Company may request a return of any Confidential Information from the Consultant at any time, and in any event upon termination of this Agreement, the Consultant shall return, or if not feasible to return shall destroy all documents, papers, drawings, notes, files, memoranda, electronically stored information or other material in its possession or under its control, which may contain or be derived from Confidential Information, together with all documents, papers, notes, files, memoranda, electronically stored information or other work product which is connected with or derived from the Company.  The Consultant further agrees not to make or retain any copy, duplication, facsimile, reproduction or replication of any of the foregoing.

The Consultant agrees to cause those parties to whom Consultant has disclosed Confidential Information, in conjunction with carrying out the Consultant’s duties and the Services, to comply with the confidentiality and nondisclosure obligations hereunder and to provide an agreement in writing that such parties shall comply with such confidentiality and nondisclosure obligations contained herein, prior to any disclosure of Confidential Information to such parties.  The Consultant will provide copies of all such agreements to the Company if requested by the Company.

This Section shall survive termination of this Agreement.

9.

Remedies. The Consultant acknowledges that a remedy at law for any breach or threatened breach of the provisions of Section 8 by the Consultant would be inadequate, and that disclosure could irreparably injure the Company; therefore, the Company shall be entitled to injunctive relief in addition to any other available rights and remedies, in case of any such breach or threatened breach. The Consultant agrees to indemnify the Company for all expenses, including reasonable legal fees, resulting from a deliberate breach of Section 8 by the Consultant.

10.

Ownership of Work Products.  "Work Product" means any work, research, design ideas or development in whatever medium which is produced, created or developed by the Consultant during the Term of this Agreement related to the Services, and which may include Confidential Information and trade secrets. The Company shall be the exclusive owner of the Work Product, and of all intellectual property rights in and to the Work Product, including without limitation, copyright. The Consultant hereby irrevocably assigns to the Company all right, title and interest, including without limitation copyright and all other intellectual property rights in and to the Work Product, effective at the time each is created and agrees to take all reasonable actions requested by the Company to give effect to such assignments. The Consultant hereby waives and agrees to waive all moral rights in respect of any of the Work Products to the fullest extent permissible by law and agrees to execute any documents requested by the Company to give effect to such waiver of moral rights. The Consultant covenants that it shall not, either during the Term of this agreement or thereafter, directly or indirectly, contest, or assist any third party to contest, Company’s ownership of the Work Product or of any of the Company’s intellectual property rights. The Consultant agrees to obtain an agreement in writing from any person who provides all or part of the Services on behalf of the Consultant, whether as an employee or independent contractor of the Consultant, providing for the transfer of Work Product and all of the intellectual property rights to the Work Product and waiving any moral rights to the work product on equivalent terms as agreed to by the Consultant in this Section 10.  The Consultant will provide copies of all such agreements to the Company if requested by the Company.

11.

Non-Competition. The Consultant agrees that the Company has a legitimate interest in ensuring that Confidential Information, trade secrets, customer lists and Work Product will not fall into the hands of its competition nor be used by the Consultant for any purpose other than the performance of the Services as Consultant of the Company.  Accordingly it is specifically agreed that:

a)

During the Term, the Consultant shall not compete with the Company in developing technology for any third part that is functionally the same as that the Consultant is actively engaged in on behalf of the Company. Without limiting the generality of this provision, the Consultant shall not during the Term, for its own account or for the account of a third party, directly or indirectly develop, design, manufacture, sell or solicit for sale or lease products including computer programs, codes and documentation similar in function to those developed, designed, manufactured or sold by the Company, without the prior written consent of the Company.

b)

The Consultant shall not for a period of twelve (12) months following the termination of this Agreement, whether for its own account or for the account of a third party, directly or indirectly, develop, design, manufacture, sell or solicit for sale products which are functionally the same as products developed, designed, manufactured or marketed by the Company during the twelve (12) month period immediately preceding the date of termination of this Agreement, without the prior written consent of the Company.

c)

For a period of twelve (12) months following the termination of this Agreement, the Consultant shall not, whether for its own account or for the account of a third party, directly or indirectly, sell or solicit for sale products which are functionally the same as those developed, designed, manufactured or marketed by the Company to any customer or potential customer of the Company, without the prior written consent of the Company.  For purposes of this section "Customer" means any person from whom the Company has received an order during the two (2) years immediately preceding the date of termination of this Agreement.  "Potential Customer" means those persons who have contacted the Company or have been contacted the Company with a view to obtaining an order during the two (2) year period immediately preceding the date of termination of this Agreement.

d)

For a period of twelve (12) months following the date of termination of this Agreement, the Consultant shall not, whether for its own account or for the account of a third party, directly or indirectly, without the prior written consent of the Company, offer or cause to be offered to any Employee or Consultant of the Company a new position or employment with any other person or company, nor shall the Consultant solicit the participation of any Employee or Consultant of the Company in any business, partnership, association or enterprise.

e)

The Consultant acknowledges and agrees that there can be no geographic limit to his covenants not to compete due to the nature of and the extent of the business of the Company, the market for the Company products and the technologies with which the Company is involved.

f)

The Company acknowledges and agrees that the Consultant is otherwise free to engage in any other paid or unpaid non-competing work, during the Term and during the pendency of the surviving obligations of this Agreement.

g)

The Consultant agrees to obtain an agreement in writing from any person who provides all or part of the Services on behalf of the Consultant, whether as an employee or independent contractor of the Consultant, providing that such person will not compete with respect to the nature of the services provided by such person or with respect to Confidential Information provided to such person on equivalent terms as agreed to by the Consultant in this Section 11.  The Consultant will provide copies of all such agreements to the Company if requested by the Company.

12.

Remedies. The Consultant acknowledges that a remedy at law for any breach or threatened breach of the provisions of Section 11 by the Consultant would be inadequate, and that disclosure could irreparably injure the Company and that, therefore, the Company shall be entitled to injunctive relief in addition to any other available rights and remedies, in case of any such breach or threatened breach. The Consultant agrees to indemnify the Company for all expenses, including reasonable legal fees, resulting from a deliberate breach of Section 11 by the Consultant.

13.

Partial Invalidity. If any provision of this Agreement shall for any reason be held to be excessively broad as to duration, scope, activity, subject matter or otherwise, such provision shall be construed by limiting and reducing it so as to be enforceable to the extent compatible with applicable law.  If, notwithstanding the foregoing, any provision of this Agreement is to be held to be invalid or illegal, then such invalid, illegal provision shall be severable and severed from the other provisions of this Agreement and the Agreement shall remain to be construed as if such invalid, illegal provision had never been contained herein.

14.

Waiver.  Any waiver of any breach or default under this Agreement shall only be effective if in writing signed by the Party against whom the waiver is sought to be enforced, and no waiver shall be implied by indulgence, delay or other act, omission or conduct. Any waiver shall only apply to the specific matter waived and only in the specific instance in which it is waived.

15.

Survival of Terms.  The representations, warranties, covenants, agreements, obligations and liabilities of the Consultant and the Company under any and all of Sections 5(g), 8, 9, 10, 11, 12 and 13 of this Agreement shall survive any expiration or termination of this Agreement.  Any expiration or termination of this Agreement or of the Term shall be without prejudice to any rights and obligations of the Parties hereto arising or existing up to the effective date of such expiration or termination, or any remedies of the Parties with respect thereto.

16.

Interpretation. The headings and captions of sections of this Agreement are inserted for convenience of reference only and are not to be considered when interpreting this Agreement.  All sums of money set forth in this Agreement are expressed in Canadian currency.

17.

Publication.  The Consultant shall not disclose any matter pertaining to the Company at any time without the prior written approval of the Company.

18.

Independent Legal Advice.  The Consultant and the Company acknowledge that they have each read and understood this Agreement, and acknowledge that they have each had an opportunity to obtain such legal and other advice about it as deemed necessary.

19.

Governing Law.  This Agreement shall be governed by and interpreted in accordance with the laws of the Province of British Columbia and the parties submit to and attorn to the jurisdiction of the courts or tribunals in Vancouver, British Columbia.

20.

Entire Agreement.  This Agreement constitutes the entire agreement between the Company and the Consultant with respect to the subject matters hereof, and supersedes any previous communications, understandings and agreements between the Company and the Consultant regarding the subject matters hereof, whether written or oral. Except as otherwise provided in this Agreement, this Agreement may only be amended by further agreement in writing signed by the Parties hereto.

21.

Counterparts and Facsimile.  This Agreement may be executed in one or more counterparts and by different Parties in separate counterparts.  All of such counterparts shall constitute one and the same agreement and shall become effective when one or more counterparts have been signed by each Party and delivered to the other Party.  This Agreement may be executed by the Parties and transmitted by electronic copy and, if so executed and transmitted, shall be for all purposes as effective as if the Parties had delivered an executed original document.

IN WITNESS WHEREOF the Parties have executed this Agreement with effect as of the Effective Date.

FOR CONSULTANT: SWEBBY INC.

DAVID DUPREY

Signature:	/s/ David Duprey

Date:	July 21, 2011

LENNOX ONG

Signature:	/s/ Lennox Ong

Date:	July 21, 2011

FOR COMPANY: IMPACT TECHNOLOGIES INC.

Signature:	/s/ Fernando Londe

Name:	Fernando Londe
Title:	President
Date:	July 22, 2011

SCHEDULE “A”

FORM of WORK STATEMENT

This is a Work Statement No. ___ under the Consulting Agreement, between Impact Technologoes Inc. (the “Company”) and Swebby Inc. (the “Consultant”), dated [_______________, 20___] (the “Effective Date”).

1)

Description of the Work to be done by the Consultant at the rate of $100.00 per man hour.

a.

Goal

b.

Objectives

c.

Milestones (activities to achieve milestones)

d.

Delivery Dates for Milestones

e.

Budget/Resources Required

f.

Key persons who will provide services under this Work Statement on behalf of the Consultant

g.

Meeting Timetable

h.

Detailed Functional and Technical Specifications

i.

Standards for Services and Work Products

j.

Information and Materials to be supplied by Impact

k.

Equipment to be provided by Consultant

l.

Equipment and Facilities to be acquired by 3rd Parties (and which party is responsible for such expenses)

m.

Documentation Standards and Reports.

n.

Evaluation Method Measurement

o.

QA Testing

p.

Payment Schedule

q.

Payment Method

IN WITNESS WHEREOF the Parties have executed this Work Statement with effect as of the Effective Date.

FOR CONSULTANT:  SWEBBY INC.

DAVID DUPREY

Signature:______________________________

Date:

________________________________

LENNOX ONG

Signature:______________________________

Date:

________________________________

FOR COMPANY:  IMPACT TECHNOLOGIES INC.

Signature:______________________________

Name:

Fernando Londe

Title:

President

Date:

________________________________